UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 17, 2009, Sonic Automotive, Inc. entered into an underwriting agreement with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (the “Representatives”) for the sale of 9,000,000 shares of Sonic Automotive’s Class A common stock at a public offering price of $10.10 per share. In connection with this offering, Sonic Automotive granted the underwriters a 30-day option to purchase an additional 1,350,000 shares of Class A common stock to cover over allotments. On the same day, Sonic Automotive also entered into an underwriting agreement with the Representatives to sell $150,000,000 aggregate principal amount of convertible senior notes due October 1, 2029. In connection with this offering, Sonic Automotive granted the underwriters a 30-day option to purchase up to an additional $22,500,000 aggregate principal amount of the convertible senior notes to cover over allotments.

On September 18, 2009, the Representatives notified Sonic Automotive that the underwriters were exercising in full their over-allotment option in both the Class A common stock offering and convertible senior notes offering.

Sonic Automotive expects to close these offerings, including with respect to the over-allotments, on September 23, 2009. The total net proceeds from the offerings will be approximately $266.4 million, after deducting underwriters’ discounts and commissions and before offering expenses. Sonic Automotive intends to use these net proceeds to repay all or a portion of the principal amount outstanding on its 6.00% Convertible Senior Secured Notes due 2012 and 4.25% Convertible Senior Subordinated Notes due 2015, including through repurchases of approximately $143 million aggregate principal amount of 4.25% Convertible Senior Subordinated Notes, shortly following the closing of the offerings described above, near par pursuant to separate arrangements entered into from September 17, 2009 through September 23, 2009 between Sonic Automotive and certain holders of the 4.25% Convertible Senior Subordinated Notes following unsolicited offers to sell from those holders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1 Underwriting Agreement (Class A common stock) dated as of September 17, 2009 by and among Sonic Automotive, Inc. and J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the several underwriters named therein.

1.2 Underwriting Agreement (convertible senior notes) dated as of September 17, 2009 by and among Sonic Automotive, Inc. and J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General
Counsel

Dated: September 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement (Class A common stock) dated as of September 17, 2009 by and among Sonic Automotive, Inc. and J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement (convertible senior notes) dated as of September 17, 2009 by and among Sonic Automotive, Inc. and J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the several underwriters named therein.

4